UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant   ☒                             Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Community First, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held at 4:00 P.M., May 22, 2013.

Name

Address

City, State Zip Code

As part of our efforts to cut unnecessary expenses and conserve the environment, Community First, Inc. (the “Company”) has elected to provide Internet access to our proxy statement and annual report rather than mailing paper reports. This reduces postage and printing expenses and paper waste. The proxy statement and annual report are available at: http://www.cfpproxy.com/6437.

The annual shareholders meeting (the “Meeting”) will be held at 4:00 P.M. on May 22, 2013, at the Operations Center located at our Headquarters, 501 S. James Campbell Boulevard, Columbia, Tennessee. The matters to be covered are noted below:

1.	Election of three individuals (W. Roger Witherow, Bernard Childress, Stephen F. Walker) to the Board of Directors as Class II directors, each to serve for a three-year term until his or her successor is duly elected and qualified and the election of one individual (Martin Maguire) to the Board of Directors as a Class III director to serve for a one year term until his successor is duly elected and qualified.

2.	Approval of the compensation of the Company’s named executive officers as disclosed in the proxy statement.

3.	Ratification of the action of the Company’s Audit Committee in selecting the firm of HORNE LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

The Board of Directors is not aware of any other proposals that are expected to come before the Meeting. Shareholders of record at the close of business on March 29, 2013 are entitled to vote at the Meeting.

Your Board of Directors recommends a vote “FOR” each of the above proposals.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you will need to complete, sign and return the paper copy of the proxy card that you will receive separately in the mail. Alternatively, you can print or download a proxy card from the Internet at http://www.cfpproxy.com/6437.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Shortly, you will receive a proxy card that will reflect the proposals to be voted on at the Meeting.

If you want to receive a paper copy of our proxy statement and annual report, you must request them. There is no charge to you for requesting a copy. Please make your request for these reports by May 10, 2013 to facilitate timely delivery. You will need your Shareholder Control Number which can be found in the lower right hand corner of this letter. Then, either:

•	Call our toll-free number, (800) 951-2405;

•	Visit our website at http://www.cfpproxy.com/6437; or

•	Send us an email at fulfillment@rtco.com

and enter the Shareholder Control Number when prompted or, if you send us an email, enter it in the subject line.

Directions to the meeting can be obtained by following the instructions included in the proxy statement.

We ask that you please help save the Company additional solicitation costs by voting promptly.

Thank you for your continued support!

‘Shareholder Control Number’